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                                                                      EXHIBIT 11


                     LAFARGE CORPORATION AND SUBSIDIARIES
               Computation of Net Income per Common Equity Share
            (Unaudited and in thousands, except per share amounts)

                                                            Three Months Ended                    Nine Months Ended
                                                               September 30                          September 30
                                                        ---------------------------           ---------------------------
                                                          1997               1996               1997               1996
                                                        --------           --------           --------           --------
PRIMARY CALCULATION

Net Income                                              $ 97,011           $ 84,621           $122,754           $ 89,691
                                                        ========           ========           ========           ========

Weighted average number of
   common equity shares outstanding                       71,448             69,954             70,950             69,644

Net effect of dilutive stock options
   based on the treasury method                              595                265                559                325
                                                        --------           --------           --------           --------

Weighted average number of
   common equity shares and share
   equivalents outstanding                                72,043             70,219             71,509             69,969
                                                        ========           ========           ========           ========

Primary net income per common
   equity share                                         $   1.35           $   1.21           $   1.72           $   1.28
                                                        ========           ========           ========           ========

FULLY DILUTED CALCULATION

Net income                                              $ 97,011           $ 84,621           $122,754           $ 89,691

Add after tax interest expense
   applicable to 7% Convertible
   Subordinated Debentures                                    --              1,081                 --              3,243
                                                        --------           --------           --------           --------

Net income assuming full dilution                       $ 97,011           $ 85,702           $122,754           $ 92,934
                                                        ========           ========           ========           ========

Weighted average number of
   common equity shares outstanding                       71,448             69,954             70,950             69,644

Add additional shares assuming
   conversion of 7% Convertible
   Subordinated Debentures                                    --              4,520                 --              4,520

Net effect of dilutive stock options
   based on the treasury stock method                        668                265                796                325
                                                        --------           --------           --------           --------

Weighted average number of
   common equity shares assuming
   full conversion of all potentially
   dilutive securities                                    72,116             74,739             71,746             74,489
                                                        ========           ========           ========           ========

Fully diluted net income per
   common equity share                                  $   1.35           $   1.15           $   1.71           $   1.25
                                                        ========           ========           ========           ========
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